UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 12, 2013
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

item 5.02	compensatory arrangements of certain officers

On December 13, 2013, our board of directors granted options to purchase a total of 940,000 shares of the Company’s common stock under the 2006 Stock Incentive Plan to directors, officers, employees and consultants of the Company. The option grants included a grant to J. Patrick Genn, a named executive officer, and Jamey Weichert, our Chief Scientific Officer and a director, for options to purchase 125,000 shares and 250,000 shares of common stock, respectively, at an exercise price of $0.37 per share, which options will vest in equal quarterly installments over a three-year period.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 12, 2013, we held a special meeting in lieu of annual meeting of stockholders (the “Meeting”). A total of 57,397,997 shares of our common stock outstanding as of November 8, 2013, the record date for the Meeting, were eligible to receive notice of and vote at the Meeting.

At the Meeting, our stockholders voted to reelect our incumbent Class II director, Paul L. Berns for a three-year term. The results of this vote were as follows:

For	Withheld	Broker Non-Votes
33,185,364	44,379	7,071,140

Our stockholders also approved at the Meeting an amendment to our 2006 Stock Incentive Plan, previously approved by the Board of Directors, which increased the number of shares of our common stock authorized for issuance thereunder to 14,000,000 from 10,000,000. The results of this vote were as follows:

For	Against	Abstain	Broker Non-Votes
24,248,930	8,600,056	380,757	7,071,140

Our stockholders also ratified the appointment of Grant Thornton LLP as our independent registered accounting firm for 2013. The results of this vote were as follows:

For	Against	Abstain	Broker Non-Votes
39,992,470	1,516	306,897	0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title

10.1	Novelos Therapeutics, Inc. 2006 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2013	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Joanne M. Protano
Name: Joanne M. Protano Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

10.1	Novelos Therapeutics, Inc. 2006 Stock Incentive Plan, as amended